SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 13, 2003

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	333-36234	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (415) 501-6000

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release of Moody’s Investors Service dated November 13, 2003.

99.2	Press release of Standard & Poor’s Ratings Services dated November 13, 2003.

99.3	Press release of Fitch Ratings dated November 13, 2003.

ITEM 9.	REGULATION FD DISCLOSURE

On November 13, 2003, Moody’s Investors Service (“Moody’s”) issued a press release announcing that it had downgraded the senior secured rating and senior implied rating of Levi Strauss & Co. Attached hereto as Exhibit 99.1 is a copy of the Moody’s press release dated November 13, 2003 titled “MOODY’S INVESTORS SERVICE DOWNGRADES LEVI STRAUSS & CO.’S SENIOR SECURED TERM LOAN AND SENIOR IMPLIED RATINGS TO Caa2; CONFIRMS SR UNSECURED RATING OF Ca; ASSIGNS NEGATIVE OUTLOOK. Approximately $2.3 billion of debt affected.”

On November 13, 2003, Standard & Poor’s Ratings Services (“S&P”) issued a press release announcing that it had placed its ratings on Levi Strauss & Co., including its ‘B’ long-term corporate credit rating, on CreditWatch with negative implications. Attached hereto as Exhibit 99.2 is a copy of S&P’s press release dated November 13, 2003 titled “Levi Strauss Ratings Placed on CreditWatch Negative Following Announcement.”

On November 13, 2003, Fitch Ratings (“Fitch”) issued a press release announcing that it had downgraded Levi Strauss & Co.’s $1.7 billion senior unsecured debt to ‘B-’ from ‘B.’ In addition, the company’s $650 million asset-based loan was lowered to ‘BB-’ from ‘BB’ and its $500 million term loan was lowered to ‘B+’ from ‘BB-.’ Attached hereto as Exhibit 99.3 is a copy of Fitch’s press release dated November 13, 2003 titled “Fitch Downgrades Levi Strauss’ Sr. Debt to ‘B-’; ABL/Term Loan Lowered to ‘BB-/B+’; Otlk Remains Neg.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	November 14, 2003	By:	/s/ William B. Chiasson
		Name:	William B. Chiasson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Moody’s Investors Service dated November 13, 2003.

99.2	Press release of Standard & Poor’s Ratings Services dated November 13, 2003.

99.3	Press release of Fitch Ratings dated November 13, 2003.